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                                                                    EXHIBIT 99.1

                                                             [MICRO LINEAR LOGO]

PRESS RELEASE DATED August 2, 2004
For Immediate Release
FOR FURTHER INFORMATION CONTACT:
MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION
2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

                     Micro Linear Sells San Jose Facilities

SAN JOSE, California, August 2, 2004 -- Micro Linear Corporation (NASDAQ: MLIN) announced today that it has sold its San Jose facilities for approximately $7.0 million.

Micro Linear will recognize a gain on the sale of approximately $1.0 million in their third quarter operating results, and the sale will generate cash of approximately $4.6 million. During the next year, while the company establishes its new corporate headquarters, it will lease back a portion of the current facility.

"The Company has occupied the same buildings for approximately 20 years. The sale of this old, underutilized manufacturing facility is a logical continuation of our transition to what we feel is the most appropriate fabless semiconductor model," said Michael Schradle, Micro Linear's Chief Financial Officer. "Additionally, this transaction should provide us with significant working capital for growth, lowers operating costs, and leaves us with a debt-free balance sheet."

Tim Richardson, Micro Linear's President and Chief Executive Officer, stated, "We are excited about this important step forward in the process of creating the new Micro Linear. We believe this sale provides us with an excellent opportunity to relocate our corporate headquarters to an optimized, new environment for our employees and visitors."

About Micro Linear Corporation:

Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear's products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com

         Except for the historical information contained herein, the statements in this press release, including, but not limited to, statements regarding the anticipated financial and other benefits to the Company from the sale of its San Jose facilities, are forward-looking statements within the

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meaning of the "safe harbor" provision of the Private Securities Litigation
Reform Act of 1995. In some cases, these forward-looking statements may be identified by use of terms such as "we believe", "will", "should" and similar expressions. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company's products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market's acceptance of the Company's products; and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-Q for the quarter ended March 28, 2004. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

SOURCE: Micro Linear Corporation